UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2012

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor New York, NY 10271
(Address of principal executive offices)

(212) 655-2000
(Registrant’s telephone number, including area code)
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Tower group is providing the following information regarding its catastrophe reinsurance program in the event of a loss from Hurricane Sandy:

Tower's retention for losses at various layers of reinsurance is as follows:
(amounts in millions)
$0      -    $75           Retained by Tower
$75    -    $150         100% Reinsured
$150  -    $225         70% Reinsured
$225  -    $400         100% Reinsured

Tower also purchases a further $525 million of limit in two additional layers.

At $150 million or below, Tower’s retention is $75 million.

Between $150 million and $225 million, Tower's retention increases by 30% of the loss, up to a maximum of $97.5 million at $225 million.

For all losses in excess of $225 million up to $925 million, Tower's retention remains at $97.5 million.

Further, to the extent that industry losses exceed $10 billion, Tower's retention will be reduced by $10 million and to the extent that industry losses exceed $15 billion, Tower's retention will be reduced by an additional $10 million.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant

Date: October 29, 2012	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER Executive Vice President, Chief Financial Officer